Exhibit 99.6

ADVISOR FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

CNL RETIREMENT CORP.
AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$1,426,809	$1,492,063
Due from related parties	477,406	2,129,615
Prepaid expenses and other assets	66,221	70,057

Total current assets	1,970,436	3,691,735

Property and equipment, net	3,525,706	2,466,460
Other assets, at cost	245,137	245,137

	$5,741,279	$6,403,332

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,164,527	$3,678,057
Dividends payable	50,492	—
Due to related parties	2,579,964	—

Total current liabilities	3,794,983	3,678,057

Deferred rent expense	—	202,133

Total liabilities and deferred expense	3,794,983	3,880,190

Commitments and contingencies

Stockholders’ equity:
Class A common stock; $1 par value per share; 10,000 shares authorized; 1,000 shares issued and outstanding	1,000	1,000
Class B common stock; $1 par value per share; 5,000 shares authorized; 1,027 shares issued and outstanding	1,027	1,027
Additional paid-in capital	1,944,269	2,521,115
Retained earnings	—	—

Total stockholders’ equity	1,946,296	2,523,142

	$5,741,279	$6,403,332

The accompanying notes are an integral part of these condensed consolidated financial statements.

CNL RETIREMENT CORP.
AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

	Three Months Ended March 31,
	2006	2005

Revenue:
Acquisition fees	$2,581,268	$3,490,727
Debt acquisition fees	4,327,935	10,450,657
Management fees leases	5,126,778	4,498,507
Development fees	3,905	—
Interest and other income	621,945	647,998

	12,661,831	19,087,889

Expenses:
Corporate services provided by related parties	860,423	2,174,642
Salaries and benefits	3,310,462	2,443,099
General and administrative	920,069	933,239
Rent	260,693	226,761
Depreciation and amortization	201,600	126,742

	5,553,247	5,904,483

Income before provision for income taxes	7,108,584	13,183,406
Provision for income taxes	(2,719,034)	(4,960,916)

Net income	$4,389,550	$8,222,490

The accompanying notes are an integral part of these condensed consolidated financial statements.

CNL RETIREMENT CORP.
AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(UNAUDITED)
Three Months Ended March 31, 2006

	Class A Common Stock		Class B Common Stock		Additional	Retained
	Shares Outstanding	Par Value	Shares Outstanding	Par Value	Paid-In Capital	Earnings (Deficit)	Total

Balance at December 31, 2005	1,000	$1,000	1,027	$1,027	$2,521,115	$—	$2,523,142
Dividends paid	—	—	—	—	(576,846)	(4,389,550)	(4,966,396)
Net income	—	—	—	—	—	4,389,550	4,389,550

Balance at March 31, 2006	1,000	$1,000	1,027	$1,027	$1,944,269	$—	$1,946,296

The accompanying notes are an integral part of these condensed consolidated financial statements.

CNL RETIREMENT CORP.
AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2006	2005

Cash flows from operating activities:
Net income	$4,389,550	$8,222,490
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	201,600	126,742
Loss on retired assets	232,850	—
Changes in operating assets and liabilities:
Due from related parties	1,652,209	(3,609,342)
Prepaid expenses and other assets	3,836	26,045
Accounts payable and accrued expenses	(1,918,888)	(1,943,068)
Dividends payable	50,492	—
Due to related parties	1,985,322	4,954,832
Deferred rent expense	(202,133)	9,564

Net cash provided by operating activities	6,394,838	7,787,263

Cash flows from investing activities:
Purchases of property and equipment	(1,992,027)	(39,034)
Proceeds from sale of assets	498,331	—

Net cash used in investing activities	(1,493,696)	(39,034)

Cash flow from financing activities:
Dividends paid to stockholders	(4,966,396)	(12,978,098)

Net cash used in financing activities	(4,966,396)	(12,978,098)

Net increase in cash and cash equivalents	(65,254)	(5,229,869)
Cash and cash equivalents at beginning of period	1,492,063	5,235,669

Cash and cash equivalents at end of period	$1,426,809	$5,800

Supplemental disclosure of cash flow information:
Cash paid during the year for income taxes	$2,719,034	$4,960,916

The accompanying notes are an integral part of these condensed consolidated financial statements.

CNL RETIREMENT CORP. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)
Quarters Ended March 31, 2006 and 2005

1. Organization and Nature of Business

CNL Retirement Corp. (the “Company”) and its wholly owned subsidiary, CNL Retirement Development Company, provide management, advisory and administrative services and assist in identifying and acquiring seniors’ housing and health care-related properties and obtaining financing for CNL Retirement Properties, Inc. and it’s subsidiaries (“CRP”).

2. Interim Period Financial Statements

The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The Company’s management believes the disclosures made are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company as of March 31, 2006 and the results of operations and cash flows for the three months ended March 31, 2006 and 2005. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

Amounts included in the financial statements as of December 31, 2005, have been derived from the audited financial statements of the Company for the year then ended.

These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements of CNL Retirement Corp. for the year ended December 31, 2005. The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Retirement Corp. and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated.

3. Related Party Transactions

One of the principal stockholders of the Company’s parent is a stockholder, director and officer of CRP and is also an officer and director of the Company. Additionally, the President of the Company’s parent is an officer and director of the Company as well as an officer and director of CRP.

The Company’s fee revenue is primarily earned for services provided to CRP. In addition, the Company provides accounting and administrative services to CRP and other related companies for which it receives personnel reimbursements. For the three months ended March 31, 2006 and 2005 such reimbursements amounted to $612,892 and $630,359, respectively and are included in interest and other income.

Amounts due from related parties at March 31, 2006 and December 31, 2005 consist of the following:

	March 31, 2006	December 31, 2005

Acquisition fees	$(63,473)	$309,191
Other	540,879	1,820,424

	$477,406	$2,129,615

Amounts due to related parties at March 31, 2006 and December 31, 2005 consist of the following:

	March 31, 2006	December 31, 2005

Amounts due for furniture deposits paid by Parent	$2,579,964	$—

	$2,579,964	$—

Amounts due are unsecured, non-interest bearing and due on demand.

The Company maintains bank accounts in a bank in which certain officers and directors serve as directors and are stockholders. The amounts deposited with this bank were $1,426,209 and $1,492,063 as of March 31, 2006 and December 31, 2005, respectively.